Exhibit 99.1

NEWS RELEASE For Immediate Release

Rockwood Announces Definitive Agreement to Sell CeramTec

Princeton, NJ USA (June 16, 2013) — Rockwood Holdings, Inc. (NYSE: ROC) announced today it entered into a definitive agreement to sell CeramTec, its advanced ceramics business to Cinven, a European private equity firm for EUR 1.49 billion gross proceeds (~USD $1.98 billion), subject to customary adjustments.

Cinven has obtained fully committed financing for this transaction, which is expected to close during the third quarter 2013 following receipt of appropriate regulatory approvals, including the EU Competition Clearance Authority.

“Successful execution of this transaction at an attractive multiple will bring Rockwood one significant step closer to our strategic objective and commitment to become a more focused specialty chemical company with a growth portfolio that best maximizes value and returns for our shareholders,” said Seifi Ghasemi, Chairman and Chief Executive Officer. “We expect to use the substantial net cash proceeds to support our balanced approach to debt reduction, return of capital to shareholders and re-investment in our complementary growth core businesses.

“I want to give my appreciation and thanks to our CeramTec management team and employees, who over the last nine years drove strong financial performance and growth that has created significant value for our shareholders. We are pleased to have entered into the transaction with Cinven as they are well positioned to continue to advance CeramTec’s growth prospects.” added Mr. Ghasemi.

Lazard acted as Rockwood’s financial advisor and Willkie Farr & Gallagher LLP as legal advisor.

CeramTec

CeramTec, headquartered in Plochingen, Germany, is a leading global producer of high performance advanced ceramics materials and products. With approximately 3,000 employees and 18 facilities globally, it serves four principal end-markets: (1) medical; (2) electronics; (3) industrial; and (4) automotive. CeramTec has strong market positions in various niche markets such as medical products, cutting tools and mechanical applications.

Cinven

Cinven is a leading European private equity firm, founded in 1977, with offices in Guernsey, London, Frankfurt, Paris, Milan, Luxembourg and Hong Kong and a focus on six sectors: Business Services, Consumer, Financial Services, Healthcare, Industrials, and Technology, Media and Telecommunications (TMT).

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Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,300 people and annual net sales of approximately $3.5 billion in 2012. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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Contact:	Nahla A. Azmy
Vice President, Investor Relations & Communications
nazmy@rocksp.com
Phone: 609-524-1109

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This press release contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward looking statements. Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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